UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

YELP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor

San Francisco, CA 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2015, Max Levchin notified Yelp Inc. (the “Company”) of his decision to resign as a member of the Company’s Board of Directors (the “Board”), effective immediately. At the time of his resignation, Mr. Levchin was the independent Chairman of the Board and a member of the Nominating and Corporate Governance Committee of the Board. Mr. Levchin’s decision to resign was for personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the Company’s press release announcing Mr. Levchin’s resignation is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 28, 2015, entitled “Yelp announces resignation of Max Levchin from Board of Directors”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2015	Yelp INC.

	By:	/s/ Rob Krolik
Rob Krolik
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated July 28, 2015, entitled “Yelp announces resignation of Max Levchin from Board of Directors”